SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Soliciting Material Under Rule
☐	Confidential, For Use of the		14a-12
Commission Only (as permitted
by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials

Embassy Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EMBASSY BANCORP, INC.
100 Gateway Drive, Suite 100
Bethlehem, Pennsylvania  18017
________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
________________________________________________________

NOTICE IS HEREBY GIVEN, that the Annual Meeting of the Shareholders of Embassy Bancorp, Inc. (the “Company”) will be held at the ArtsQuest Center at SteelStacks located at 101 Founders Way, Bethlehem, Pennsylvania, on Thursday, June 16, 2011, at 5:30 p.m. E.S.T. to vote upon the following matters:

(1)	To elect four (4) Directors of the Company to Class 1 for a term of three (3) years (see the attached Proxy Statement for a list of nominees).

(2)	To ratify the selection of ParenteBeard LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

(3)	To act upon such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 18, 2011 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting.  Please complete, sign, date and return the enclosed proxy card as promptly as possible, whether or not you plan to attend the meeting in person, and return it in the enclosed return envelope.  The return of the enclosed proxy card will not in any way affect the shareholder's right to attend the annual meeting.  This Notice and the attached proxy statement are being mailed to shareholders on or about the date hereof.  We encourage you to read the proxy statement carefully.

By Order of the Board of Directors

Bethlehem, Pennsylvania	Judith A. Hunsicker
May 13, 2011	Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 16, 2011.  This notice, the proxy statement, proxy card and 2010 Annual Report are available at: http://materials.proxyvote.com/290791.

EMBASSY BANCORP, INC.
100 Gateway Drive, Suite 100
Bethlehem, Pennsylvania 18017

May 13, 2011

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Embassy Bancorp, Inc. (the “Company”) for use at the Company’s Annual Meeting of Shareholders to be held on Thursday, June 16, 2011 (the “Annual Meeting”) at 5:30 p.m. E.S.T. at the ArtsQuest Center at SteelStacks located at 101 Founders Way, Bethlehem, Pennsylvania.  The Proxy Statement and the accompanying proxy are first being mailed to Shareholders of the Company on or about May 13, 2011.

SUMMARY

The following summary, including the questions and answers, are designed to help you understand various matters relating to the Annual Meeting.  This summary only highlights information in this document.  The remainder of the document contains more detailed information.  We encourage you to read the entire document to fully understand the matters at hand.

This document constitutes a proxy statement of the Company, Embassy Bancorp, Inc.

BASIC INFORMATION

Address/Telephone Number.

The mailing and physical address and telephone number of the principal executive offices of the Company and of Embassy Bank for the Lehigh Valley are:

100 Gateway Drive, Suite 100
Bethlehem, Pennsylvania  18017
(610) 882-8800

Type of Organization.

The Company is a Pennsylvania corporation organized in 2008 and registered as a bank holding company pursuant to section 3(a)(1) of the Bank Holding Company Act of 1956, as amended, and section 225.15 of Regulation Y.  It owns all of the capital stock of Embassy Bank for the Lehigh Valley (the “Bank”), which is intended to give the Bank more flexibility in meeting its capital needs as the Bank continues to grow.

Date, Time and Place of the Annual Meeting.

Thursday, June 16, 2011, 5:30 p.m. E.S.T., at the ArtsQuest Center at SteelStacks located at 101 Founders Way, Bethlehem, Pennsylvania.

Proposals to be Voted upon at the Annual Meeting.

•	To elect four directors to the Board of Directors as Class 1 Directors to serve for a three year term and until their successors have been duly elected and qualified;

•	To ratify the selection of ParenteBeard LLC as the independent registered public accounting firm of the Company for the year ending December 31, 2011; and

•	To transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.

QUESTIONS AND ANSWERS ABOUT VOTING AT THE ANNUAL MEETING

Who is entitled to vote?

Holding the Company’s common stock on April 18, 2011, the record date, entitles the holder to attend and vote at the meeting.  On the record date, 7,157,004 shares of the Company’s common stock were outstanding.  Each share of the Company’s common stock entitles its holder to one vote on all matters presented at the meeting, except for the election of directors, where Company shareholders have the right to vote cumulatively.  See “What vote is required to approve each proposal?” below.

How do I vote?

There are two methods.  You may vote by completing and returning the enclosed proxy card or by attending the Annual Meeting and voting in person.  If you vote by proxy but wish to change your vote prior to the Annual Meeting, you may do so by following the procedures described under “The Annual Meeting – Proxies” below.

If you sign your proxy card but do not make any selections, you give discretionary authority to the proxy voters to vote on the proposals.  In addition, every proxy card gives the proxy holder or person designated to vote discretionary authority to vote on other matters that arise at the meeting of which management is not aware.

What constitutes a quorum?

Each matter to be acted upon at the meeting requires the presence of a quorum.  As of April 18, 2011, the record date, 7,157,357 shares of common stock were issued and 7,157,004 were outstanding.  The holders of a majority of the outstanding shares, or at least 3,578,503 shares, must be present or represented by proxy, in order to establish a quorum.  If you vote by proxy or in person, you will be considered part of the quorum.

What vote is required to approve each proposal?

•
The four nominees for Class 1 director of the Company receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected.  Shareholders are permitted to vote cumulatively in the election of Directors.  This means that every shareholder entitled to vote shall have the right to multiply the number of votes to which he or she is entitled by the total number of Directors to be elected and may cast the whole number of his or her votes for one candidate or distribute them among any two or more candidates.  Signed, but unmarked, proxies, however, will not be voted cumulatively.  See “The Annual Meeting – Vote Required For Approval – Election of Directors” below.

•
The ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2011 requires the affirmative vote of a majority of the shares represented at the meeting, whether or not a quorum is present.

Who will count the vote?

The Judges of Election appointed by the Board of Directors will count the votes cast in person or by proxy at the meeting.

What percentage of stock do the Company’s Directors (current and nominated) and Executive Officers own?

The Company’s Directors (current and nominated) and Executive Officers were the beneficial owners of approximately 2,483,533 shares or 34.70% of our outstanding common stock as of April 18, 2011, exclusive of outstanding options to purchase Company common stock.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 16, 2011:

This Proxy Statement, the Notice of Annual Meeting of Shareholders, a form of the Proxy Card and the 2010 Annual Report to Shareholders are available at http://materials.proxyvote.com/290791.

FORWARD-LOOKING STATEMENTS

We make forward looking statements in this Proxy Statement that are subject to risks and uncertainties.  These forward looking statements include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk and financial and other goals.  The words “believes,” “expects,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other similar words or terms are intended to identify forward looking statements.

These forward looking statements are subject to significant uncertainties because they are based upon or are affected by factors including:

•	Continued levels of loan quality and origination volume;

•	Interest rate fluctuations and other economic conditions;

•	Adverse changes in the economy of our market area;

•	Competition in product offerings and product pricing;

•	Continued relationships with major customers;

•	Future laws and regulations; and

•	Other risks and uncertainties, including those detailed in our filings with the Securities and Exchange Commission.

Because of these uncertainties, our actual future results may be materially different from the results indicated by these forward looking statements.  In addition, our past results of operations do not necessarily indicate our future results.  We undertake no obligation to publicly update or otherwise revise any forward looking statements, whether as a result of new information, future events or otherwise.

THE ANNUAL MEETING

PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING

•	To elect four directors to the Board of Directors as Class 1 Directors to serve for a three year term and until their successors have been duly elected and qualified;

•	To ratify the selection of ParenteBeard LLC as independent auditors of the Company for the year ending December 31, 2011; and

•	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the meeting.

VOTING SECURITIES AND RECORD DATE

Shareholders of record of common stock of the Company at the close of business on April 18, 2011 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.  At the close of business on the Record Date, the Company had 7,157,004 shares of common stock outstanding, par value $1.00 per share, each of which will be entitled to one vote at the meeting, except for the election of Directors, where Company shareholders have the right to vote cumulatively.

QUORUM

The presence, in person or by proxy, of holders of at least a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the Annual Meeting.   There must be a quorum for the meeting to be held.  Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law.  Brokers holding shares in “street name” for their customers are generally not entitled to vote on certain matters unless they receive voting instructions from their customers.  Such shares for which brokers have not received voting instructions from their customers are called “broker non-votes.”  Under Pennsylvania law, broker non-votes will be counted to determine if a quorum is present with respect to any matter to be voted upon by shareholders at the meeting only if such shares have been voted at the meeting on a matter other than a procedural motion.

VOTE REQUIRED FOR APPROVAL

Election of Directors.

Assuming the presence of a quorum, the four nominees for Class 1 Director receiving the highest number of votes cast by shareholders entitled to vote for the election of Directors shall be elected. Votes withheld and broker non-votes will count neither for nor against the election of a nominee.  Shareholders are permitted to vote cumulatively in the election of Directors only.  This means that a shareholder may multiply the number of shares held by the number of Directors to be elected and cast the total number of votes so obtained for any one candidate or to divide such votes among the candidates in any manner the shareholder desires.  To exercise cumulative voting rights via proxy, the shareholder must follow the instructions on the proxy card, including checking the box indicating that he or she is exercising cumulative voting and writing the number of shares to be voted for nominees.  A shareholder may also exercise cumulative voting rights by voting his shares by ballot at the Annual Meeting. The nominees who receive the most votes will be elected. In the case where a proxy is signed but not marked, the proxy will not be voted cumulatively; shares will be voted for all nominees (see discussion under “Proxies” below).  If any nominee should refuse or be unable to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors.  The Company has no knowledge that any of the nominees will refuse or be unable to serve.

Other Proposals.

Under the Bylaws of the Company, unless otherwise provided by law, a majority of votes cast by shares present, in person or by proxy, is necessary to approve other routine proposals or business properly presented at the meeting, including without limitation, the ratification of the selection of ParenteBeard LLC as the Company’s independent registered public accounting firm and adjourning the meeting if necessary.  Abstentions and broker non-votes will have no effect in calculating the votes on any such matters.

PROXIES

By properly completing, signing and returning the enclosed proxy card, you will be appointing the proxy holders to vote your shares at the Annual Meeting according to your instructions on the proxy card.  If a proxy is completed, signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted:

•	FOR the election of the four nominees for Class 1 Directors of the Company named below; and

•	FOR ratification of the selection of ParenteBeard LLC as independent registered public accounting firm.

The execution and return of the enclosed proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy may revoke it at any time by giving written notice of such revocation to the Secretary of the Company, Judith A. Hunsicker, before it is exercised.  A proxy may also be revoked by executing a later proxy or by attending the meeting and voting in person, provided written notice of such actions are given to the Secretary of the Company, Judith A. Hunsicker, before the enclosed proxy is exercised. Attendance by a shareholder at the Annual Meeting will not by itself revoke a proxy.

COST OF PROXY SOLICITATION

The expense associated with the solicitation of proxies will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail.  The Company’s Directors, Officers and Employees may also, but without compensation other than their regular compensation, solicit proxies by further mailings or personal conversations, or by telephone, fax, or other electronic means. This expense for 2010 was $12,831.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Article II of the Company’s Bylaws provides for a classified Board of Directors with staggered three-year terms of office.  At the 2011 Annual Meeting of Shareholders, four Directors shall be elected to Class 1 to serve a three year term and until their successors are elected and qualified.  The nominees include three current Directors whose terms expire this year and one new nominee, namely:

FRANK BANKO III (New Nominee)
GEOFFREY F. BOYER (Current Class 1 Director)
JOHN P. BREW JR. (Current Class 1 Director)
ROBERT (“BERT”) P. DADAY (Current Class 1 Director)

See “Governance of the Company – Information as to Nominees and Directors” below for information about these nominees and the Board of Directors of the Company. Each of the nominees meets the qualifications for a Director.

Unless otherwise instructed, the proxy voters will vote the proxies for the election of the above-named nominees.  If any nominees should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the Board of Directors shall determine.  The Board of Directors has no reason to believe the nominees named will be unable to serve, if elected.  Between annual meetings, a majority of Directors in office may fill any vacancy occurring on the Board of Directors for any reason.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTORS.

GOVERNANCE OF THE COMPANY

Pursuant to the Pennsylvania Business Corporation Law of 1988, as amended, and the Company’s Bylaws, the business of the Company is managed under the direction of the Board of Directors.  Members of the Board are kept informed of the Company’s business through discussions with the CEO and other Executive Officers, by reviewing materials provided to them, and by participation in meetings of the Board and its committees.

BOARD OF DIRECTORS

The Company’s Bylaws provide that the Company’s business shall be managed by a Board of Directors of not less than five and not more than twenty-five Directors, who shall hold office for a three year term or until their successors are duly elected and qualified.  Pursuant to the Bylaws, the Board of Directors is divided into three Classes: Class 1, Class 2 and Class 3, with each class serving a staggered, three year term of office and being as nearly equal in number as possible.

As previously reported by the Company, current Class 1 Director Frank Banko has notified the Company that he will not stand for re-election at the 2011 Annual Meeting.  Accordingly, his term will expire at the conclusion of the Annual Meeting.  Mr. Banko has served as a Director of the Bank and the Company since 2002 and 2008, respectively, and his refusal to stand for re-election is a result of his retirement, rather than any disagreement with management and/or the Board.  Accordingly, Frank Banko III has been nominated by the Board of Directors for election at the 2011 Annual Meeting as a Class 1 Director, to serve for a three year term.  Frank Banko III was recommended to be nominated for election as Director by the Personnel Committee (upon recommendation by Messrs. Gates and Lobach) and is the son of retiring Director Frank Banko.

At the meeting, four nominees for Class 1 Director – Frank Banko III, Geoffrey F. Boyer, John P. Brew Jr. and Robert (“Bert”) P. Daday, will stand for election as Directors of the Company to hold office for a period of three years and until their successors have been elected and qualified at the meeting.  Each of the nominees, with the exception of Frank Banko III, are currently Class 1 Directors with terms expiring in 2011. The Company expects each nominee for election as a Director at the Annual Meeting to be able to serve if elected.  If any nominee is unable to serve if elected, the proxy will be voted for such other person as shall be designated by the Board of Directors.  The Company has no knowledge that any of the nominees will refuse or be unable to serve if elected.

Each of the members of the Company’s Board of Directors also serves as a Director of the Bank.

INFORMATION AS TO NOMINEES AND DIRECTORS

The following paragraphs provide information as of the date of this proxy statement about each nominee and Director of the Company.  The information includes information each Director has given the Company about his/her age, all positions held, principal occupation and business experience for the past five years.  In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led the Board of Directors to the conclusion that he or she should serve as a Director, the Company also believes that all of the current Directors and nominees have demonstrated good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. No Director of the Company is a Director of any other publicly-held company.

NOMINEES FOR CLASS 1 DIRECTORS
(TERMS EXPIRING IN 2014)

Frank Banko III, 52
Mr. Banko III is President of Warren Distributing Co., a wholesale distribution company with three locations in New Jersey.  He has worked over 30 years in the family-owned and operated businesses, which include real estate holdings, and has a working knowledge of all aspects of those businesses.  Mr. Banko III is currently a board member of Lehigh County Agricultural Society and has previously served on the board of the Wildlands Conservancy.  The Board believes that Mr. Banko III’s experience as an entrepreneur, as well as his business knowledge, well qualifies him for service as a Director of the Company.  Mr. Banko III is the son of retiring Director Frank Banko.

Geoffrey F. Boyer, CFP, 66
Mr. Boyer is a Certified Financial Planner with more than 35 years of experience in financial planning, investments, insurance and banking.   Mr. Boyer is a graduate, former board member and President of Leadership Lehigh Valley and has been named to Who’s Who in Finance and Industry.  He currently serves as President of the Emmaus Rotary Club from July 1, 2010 through June 30, 2011. He formerly served on the Board of the Greater Lehigh Valley Chamber of Commerce and as President of the Small Business Council. With his wife, he previously served as Co-Chair of the Lehigh Valley Red Cross Clara Barton Society.  Mr. Boyer is currently President of Boyer Financial Group and serves as an officer or director of several local small businesses and charitable endeavors. The Board believes that Mr. Boyer’s thirty-five plus years of experience in financial planning, investments and insurance, as well as his knowledge and involvement in the community, well qualifies him for service as a Director of the Company.

John P. Brew, Jr., 55
Mr. Brew began his career in financial services in 1976 at L. F. Rothschild, where his work centered on community banks.  During his subsequent tenure with Smith Barney, Mr. Brew started the Bank Advisory Group and dealt with hundreds of community banks nationwide.  Mr. Brew has also served as principal of Investment Management Services for First National Bank of Bath and Pennsylvania Independent Bank.  At present, Mr. Brew is Co-Chairman of Seifried & Brew LLC, which provides strategic content and context to the community banking industry.  Mr. Brew is a nationally recognized speaker and author on community banking risk management and strategic planning. He has written books on community banking and recently co-authored “How the Seifried & Brew Total Risk Index Predicted 99% of Failed Banks”.  The Board believes that Mr. Brew’s extensive experience in advising community banks with respect to asset liability management, investment portfolio management, risk tolerance levels and strategic goal setting, well qualifies him for service as a Director of the Company.

Robert (“Bert”) P. Daday, 80
Mr. Daday is a retired PPL executive. He was formerly special assistant to the President of PPL.  He was formerly economic, development and community service manager for PPL.  He has participated on the boards of such organizations as the Lehigh Valley Partnership, Lehigh Valley International Airport, Lehigh Valley Economic Development Corporation, Lehigh Valley Business Education Partnership, and the Commonwealth of Pennsylvania State Transportation Commission. The Board believes that Mr. Daday's role in community development and community service for PPL, as well as his knowledge and involvement within the community, well qualifies him for service as a Director of the Company.

CURRENT CLASS 2 DIRECTORS
(TERMS TO EXPIRE IN 2012)

John G. Englesson, 58
Mr. Englesson is currently a Principal of zAxis Corp., advising business leaders on profitability growing their businesses. He has served in a number of executive management positions, as well as on several boards of emerging technology businesses. He was one of the principal owners of Chadwick Telecommunications Corporation. Mr. Englesson has volunteered his time with numerous community organizations, including his current participation in the Allentown Economic Development Corporation as a Board Member. He has also served in Mayor of Allentown’s Transition Team as the Chair of the Community and Economic Development Committee, the Bethlehem Economic Development Corporation as its President, the Lehigh Valley Economic Development Corporation as its Chair, the Rotary Club of Bethlehem as its President, and the American Hellenic Educational Progressive Association as its President. The Board believes that Mr. Englesson’s entrepreneurial and technical experience, as well as his knowledge and involvement within the community, well qualifies him for service as a Director of the Company.

Elmer D. Gates, Lead Director, 81
Mr. Gates served as the non-executive Chairman of Embassy Bancorp, Inc. since its inception through June of 2009, and has since taken the position of Lead Director. Mr. Gates was formerly Chairman, President and Chief Executive Officer of Fuller Company which manufactures and sells equipment worldwide used in the mineral processing, pulp, cement, plastics and chemical industries.  He was a founding director of Ambassador Bank, a board member of the Lehigh Valley Bank, and a member of the U.S. Export-Import Bank Advisory Committee.  He is a past DeSales University Trustee and a current board member of the Lehigh Valley Partnership, a civic improvement agency. Mr. Gates is a member of the Advisory Board of DBSI, a disaster recovery company. The Board believes that Mr. Gates’ many years in executive leadership, his prior board involvement in a bank, and his knowledge and involvement within the community, well qualifies him for service as a Director of the Company.

M. Bernadette Holland, CFP, 54
Ms. Holland is Senior Vice President-Wealth Management and Portfolio Manager with Janney Montgomery Scott LLC and is a Certified Financial Planner. She is a past President of the Bethlehem Rotary Club and a Paul Harris Fellow. The Board believes that Ms. Holland’s many years of financial planning and investment portfolio management, as well as her knowledge and involvement within the community, well qualifies her for service as a Director of the Company.

CURRENT CLASS 3 DIRECTORS
(TERMS EXPIRING IN 2013)

Bernard M. Lesavoy, 52
Mr. Lesavoy is an attorney and holds a Masters Degree in Business Administration as well as a law degree.  He has been practicing law in the Lehigh Valley since 1987.  He is currently a member of Lesavoy Butz & Seitz LLC and heads the firm’s Corporate and Real Estate Departments.  Mr. Lesavoy concentrates his practice in business, corporate, real estate, business succession, and estate planning matters.  Mr. Lesavoy previously served on the advisory council of Ambassador Bank.  His community involvement has included service on the board of the Greater Lehigh Valley Chamber of Commerce, the Bar Association of Lehigh County, and the South Whitehall Township Zoning Hearing Board. The Board believes that Mr. Lesavoy’s over twenty years of experience practicing law in the Lehigh Valley, his knowledge and involvement within the community, and his prior services as advisory council of a bank, well qualifies him for service as a Director of the Company.

David M. Lobach, Jr. Chairman, 61
Mr. Lobach is the President, Chief Executive Officer, and Chairman of the Company and the Bank and has served as President and Chief Executive Officer since 2008 and 2001, respectively, and Chairman since 2009. He began his banking career in 1971. He was Executive Vice President and Chief Operating Officer of Ambassador Bank.  During his 19-year tenure with First Valley Bank prior thereto, Mr. Lobach oversaw such areas as private banking, commercial services, corporate business development, consumer lending functions, and holding company activities.  Mr. Lobach is currently Chairman of the Board of St. Luke’s Hospital Network.  He is a member of the Federal Reserve Bank of Philadelphia Advisory Council.  He is a member of the Board of Trustees of Moravian College and Seminary in Bethlehem, PA. He is past vice chairman of Eastern States BankCard Association, Visa Division and has served the Lehigh Valley community as a volunteer on the boards of such organizations as Junior Achievement, Boys and Girls Club, United Way, Lehigh Valley Chamber of Commerce, State Theater, Pennsylvania Bankers Education Committee, Wellness Community (founding director) and the Girl Scouts. The Board believes that Mr. Lobach’s extensive and diverse banking background and experience, as well as his extensive knowledge and involvement in the community, well qualifies him for service as a Director of the Company.

John C. Pittman, 61
Mr. Pittman is a photo finishing executive.  He was a member of the advisory council of Ambassador Bank.  Mr. Pittman is currently President and Chief Executive Officer of John C. Pittman/Sport Stars, Inc., an international photo manufacturing company specializing in the youth activities market.  Prior to founding his photographic business, Mr. Pittman served as an educator in the fields of science and photography.  Mr. Pittman speaks regularly to middle school students and is a member of the Amusement Ride Safety Board as an appointee of Governor Ridge and a member of the United States Selective Service System Appeal Board for the Commonwealth of PA. The Board believes that Mr. Pittman’s experience as an entrepreneur operating his business in the Lehigh Valley, in addition to his prior service as advisory council to a bank, well qualifies him for service as a Director of the Company.

John T. Yurconic, 43
Mr. Yurconic is the President of the John Yurconic Agency, a local insurance, vehicle registration and drivers license services agency with 11 locations in Lehigh, Northampton, Schuylkill, Berks and Carbon counties. He began his insurance career in 1989 after graduating from Lafayette College. Mr. Yurconic currently serves on the board of Synergy Holdings Corp., a workmen’s compensation specialist insurance company and PA Messenger Services, Inc. (Title N Go), a software solutions corporation. Mr. Yurconic has also served on the advisory council of Ambassador Bank. He is an executive board member for the Minsi Trail Council of the Boys Scouts of America. The Board believes that Mr. Yurconic’s twenty plus years of experience in the insurance business, serving the greater Lehigh Valley community, his prior service as advisory council of a bank, and his knowledge and involvement within the community, well qualifies him for service as a Director of the Company.

All of the foregoing individuals have served as Directors since the organization of the Company in 2008 and all have served as Directors of the Bank since its inception in 2001, with the exception of Mr. Yurconic (2007) and Mr. Banko III (new nominee).

DIRECTOR INDEPENDENCE

As of April 18, 2011, all but three members of the Board of Directors are considered independent as determined in accordance with the independence standards of the NASDAQ Stock Market.  Mr. Lobach, Chairman, President and CEO of the Company;   Bernard Lesavoy, Esquire, whose firm provides legal services to the Company; and Frank Banko (retiring director), who owns shares of and is an officer of Red Bird Associates, LLC, are not considered independent in accordance with the independence standards of the NASDAQ Stock Market. In determining the Directors’ independence, in addition to matters disclosed under “Certain Relationships and Related Transactions” below, the Board of Directors considered each Director’s beneficial ownership of Company common stock, loan transactions between the Bank and the Directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

Except with respect to the individuals noted above, in each case, the Board determined that none of the transactions impaired the independence of the Director.  For more information, please refer to “Certain Relationships and Related Transactions” below.

LEADERSHIP STRUCTURE OF THE BOARD; LEAD DIRECTOR

The Board has discretion to combine or separate the positions of Chairman and Chief Executive Officer of the Company. Until June of 2009, Elmer Gates served as Chairman of the Company and the Bank, while David M. Lobach, Jr. served as President and Chief Executive Officer of both entities.  In connection with the resignation of Mr. Gates from the position of Chairman of the Board, which was effective as of the conclusion of the 2009 Annual Meeting of Shareholders, the Board of Directors appointed Mr. Lobach to the additional position of Chairman, believing that his service as President and Chief Executive Officer of the Bank and the Company since their respective inceptions, as well as his role as a founder of the Bank, uniquely qualified him for this role.  The Board of Directors believes that at this time, Mr. Lobach’s leadership in these capacities will ensure that management is aligned with the Board and positioned to effectively implement the business strategy endorsed by the Board.

In connection with his resignation from the position of Chairman of the Board, Mr. Gates was appointed by the Board of Directors to serve as the Company’s Lead Director.  Mr. Gates has been determined by the Board of Directors to be independent in accordance with the independence standards of the NASDAQ Stock Market.  The Lead Director is responsible for chairing meetings of the Board when the Chairman is excused or absent, for chairing any executive session of the Company’s independent Directors, and for calling special meetings of the independent Directors.

ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT

The Board is responsible for providing oversight of the Company’s risk management processes and for overseeing the risk management function of the Company.  In carrying out its responsibilities, the Board of Directors works closely with senior risk officers and meets at least bi-annually to review management’s assessment of risk exposure and the process in place to monitor and control such exposure.  In addition, the Audit Committee meets no less than quarterly to review quarterly reports on Forms 10-Q and 10-K, internal audits and loan reviews, and meets in executive session with internal auditors, the Company’s principal accountants, and the Chief Financial Officer, among others, to assess risk that may affect the entire Company.

NOMINATING PROCESS

The Company’s Board of Directors does not have a standing nominating committee.  The Bank’s Personnel Committee, however, reviews the qualifications of and makes recommendations to the Board of Directors of the Company regarding potential candidates to be nominated for election to the Board of Directors.  The Personnel Committee is comprised of the following Directors: Messrs. Gates (Chairman), Brew, Lesavoy, Lobach, and Ms. Holland.

The Personnel Committee does not have a charter.  It considers the nomination of all candidates for Director on a case-by-case basis.  The factors considered by the Personnel Committee include a candidate’s education, business and professional background and experience, banking experience, character and integrity.  Additionally, the Company’s Bylaws require that every Director be a shareholder of the Company.

The Company does not have a written policy with respect to the nomination of candidates by shareholders; however, in considering nominations for Director, its policy is to not distinguish between nominations recommended by shareholders and those recommended by the Personnel Committee.  If any shareholder wishes to recommend any candidate for nomination to the Board, he or she should submit the name of such person to the Personnel Committee at the address shown on the cover page of this Proxy Statement.  In order to be considered for nomination in connection with the next annual meeting of shareholders, such name and the candidate’s principal occupation, business and professional background, education and banking experience should be provided to the Personnel Committee on or before the deadline for submitting proposals for inclusion in the Company’s proxy statement for its next annual meeting.  See “2012 Shareholder Proposals” below.

COMMITTEES OF THE BOARD

The Audit Committee of the Company’s Board of Directors met five times during 2010, and operates pursuant to a written charter, a copy of which is available on the Company’s website at www.embassybank.com under “Investor Relations”. The 2011 Audit Committee is comprised of Messrs. Brew (Chairman), Boyer, Englesson, Yurconic, and Ms. Holland.  Mr. Gates served on the audit committee throughout 2010.  All members of the 2011 Audit Committee are considered independent as determined in accordance with the independence standards of the NASDAQ Stock Market.

The Audit Committee is charged with providing assistance to the Board in fulfilling its responsibilities to the shareholders in the areas of financial controls and reporting.  Principally, these responsibilities entail assessing the effectiveness of the internal control system over financial reporting, reviewing adherence to policies and procedures and assuring the safeguarding of all Company assets and the accuracy of the Company’s financial statements and reports.  In so doing, it is the responsibility of the Audit Committee to monitor and maintain the lines of communications between the Board of Directors, external auditors, internal auditors and the senior management of the Company.  The external auditor shall be ultimately accountable to the Audit Committee. Additionally, the Company’s independent registered public accounting firm has unrestricted access to the Audit Committee.

The Board of Directors has determined that Mr. Brew is an “audit committee financial expert” as defined in Securities and Exchange Commission Regulation S-K, by reason that, based upon Mr. Brew’s over thirty years’ experience in the investment and financial services industry and advising community banks, he has: an understanding of generally accepted accounting principles and financial statements; the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; an understanding of internal controls and procedures for financial reporting; and understanding of audit committee functions; and experience analyzing and evaluating financial statements presenting a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements.  For further information regarding Mr. Brew, see “Nominees for Class 1 Directors – John P. Brew, Jr.” above.

For further information regarding the Audit Committee, see the discussion under the caption: “Report of Audit Committee” below.

The Company does not have any other standing committees.  The Bank’s Personnel Committee performs the functions of a compensation committee.  When acting in such capacity, the duties of the Personnel Committee are as follows: to establish the compensation of officers and employees of the Company and Bank; to examine periodically the compensation structure of the Company; and to supervise welfare, pension and other compensation plans of the Bank and the Company.  As a member of the Personnel Committee, as well as President and Chief Executive Officer, Mr. Lobach abstains from all voting and discussion with respect to matters pertaining to executive compensation.  As discussed above, the Personnel Committee does not have a charter.

ATTENDANCE AT MEETINGS

The Board of Directors held twelve meetings in 2010, and meets no less frequently than on a monthly basis.

During 2010, each of the Directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she serves.

Each Director and nominated Director is expected to attend the Annual Meeting. All of the current Directors were present for the 2010 Annual Meeting of Shareholders, with the exception of Ms. Holland.

SHAREHOLDER COMMUNICATIONS

The Board of Directors does not have a formal process for shareholders to send communications to the Board of Directors.  Investors wishing to communicate with the Board or any member may do so by addressing any communication, care of the Board or any Director, to the Company at the address shown on the first page of this proxy statement.

CODE OF CONDUCT (ETHICS)

The Board of Directors has adopted a Code of Conduct (Ethics) governing the Company’s Directors, Executive Officers and Employees as required by the Sarbanes-Oxley Act and regulations adopted by the Securities and Exchange Commission thereunder.  The Code of Conduct governs such matters as conflicts of interest and use of corporate opportunity, financial reporting, violation of the Company’s policies, and the like.  A copy of the Code of Conduct is available on the Company’s website at www.embassybank.com under “Investor Relations”.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (referred to herein as the “Exchange Act”), requires Directors, Executive Officers and persons who beneficially own more than 10% of the Company’s issued and outstanding common stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC.  Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that during the period January 1, 2010 through December 31, 2010, its Directors, Executive Officers and greater than 10% beneficial owners timely filed all reports required under Section 16(a) of the Exchange Act.

DIRECTOR COMPENSATION

During 2010, Directors of the Company did not receive compensation for their services as such or for their services on the various committees of the Board.

On October 15, 2010, the Board of Directors of the Company approved a program intended to compensate its non-employee Directors for service on the Board.  The program was adopted to be effective commencing with the 2011 fiscal year.

Pursuant to the program, each non-employee Director of the Company will be entitled to receive annual compensation in the amount of $12,000 payable, at the election of the Director, in shares of the Company’s common stock, par value $1.00 per share, or a combination of cash and Company common stock; provided, however, that the cash portion of any such election shall be limited to fifty percent (50%) of the total amount of the annual fee.  Company common stock issued in payment of the annual fee will be issued pursuant to the Embassy Bancorp, Inc. 2010 Stock Incentive Plan.

In order for a Director to be eligible to receive the annual fee, a Director must have attended at least seventy-five percent (75%) of all meetings of the Board of Directors and of the committee(s) on which he or she serves held during the subject year.  In the event that the Director attends at least seventy-five percent (75%), but less than one hundred percent (100%), of all such meetings held during a subject year, the annual fee will be prorated accordingly.  For example, if a Director attends eighty percent (80%) of all meetings of the Board and of the committee(s) on which he or she serves held in 2011, he or she will be entitled to receive an annual fee equal to eighty percent (80%) of $12,000, or $9,600. If a Director attends seventy four percent (74%) of all such meetings held in 2011, he or she will not be entitled to receive an annual fee.

Non-employee Directors of the Company and the Bank remain eligible to participate in the Embassy Bancorp, Inc. Option Plan and Embassy Bancorp, Inc. 2010 Stock Incentive Plan, described below.

For information related to the number of outstanding options currently held by each of the Directors and each nominated Director, see “Beneficial Ownership of Principal Holders, Directors (current and nominated) and Executive Officers” below.

INFORMATION CONCERNING SHARE OWNERSHIP

Beneficial ownership of shares of the Company’s common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in which the person has or shares:

•	Voting power, which includes power to vote or to direct the voting of the stock;

•	Investment power, which includes the power to dispose or direct the disposition of the stock; or

•	The right to acquire beneficial ownership within 60 days after April 18, 2011.

Beneficial Ownership of Principal Holders, Directors (current and nominated) and Executive Officers

The following table sets forth, (i) to the best of the Company’s knowledge, those persons or entities, who owned of record or beneficially, on April 18, 2011, more than 5% of the Company’s outstanding common stock; and, (ii) from information supplied by the respective persons, the amount and the percentage of the common stock of the Company beneficially owned by each Director, each nominee for Director, each of the named Executive Officers and all Executive Officers and Directors of the Company as a group, as of April 18, 2011. The ownership percentages reflected below are based upon a total of 7,396,977 shares (including 7,157,004 shares that were issued and outstanding as of April 18, 2011, together with an additional 239,973 shares subject to unexercised, but vested, stock options held by the individuals identified in the table below).  The shares reflected in the foregoing table include shares owned by the spouses of such persons and minor children (or trusts for their benefit) occupying the same household, as well as shares proportionately owned through Red Bird Associates, LLC, a real estate holding company owned by the indicated Directors and Ms. Hunsicker.  Beneficial ownership may be disclaimed as to certain of these shares.

Beneficial Ownership of Principal Holders, Directors and Executive Officers

Name	Address	Capacity	Shares of Common Stock Beneficially Owned at 4-18-11 *		% Ownership**
Elmer D. Gates	840 Yorkshire Road, Bethlehem, PA	Lead Director of the Board and 5% Owner	387,059	(1)	5.23%

David M. Lobach, Jr.	6932 Kings Hwy S., Zionsville, PA	Director, Chairman, and Chief Executive Officer	359,388	(2)	4.86%

Judith A. Hunsicker	328 West Street, Bethlehem, PA	Sr. Executive VP, Chief Operating & Chief Financial Officer	57,251	(3)	0.77%

James R. Bartholomew	4519 Virginia Drive, Bethlehem, PA	Executive VP Commercial Lending	31,802	(4)	0.43%

Frank Banko	950 N. West End Blvd, Quakertown, PA	Retiring Director and 5% Owner	491,572	(5)	6.65%

Frank Banko III	1270 General Defermoy Ave., Washington Crossing, PA	Nominee for Director	5,360	(6)	0.07%

John P. Brew	1605 Valley Center Pkwy., Suite 140 Bethlehem, PA	Director and 5% Owner	434,617	(7)	5.88%

Geoffrey F. Boyer	5845 Stag Drive, Emmaus, PA	Director	101,254	(8)	1.37%

Robert P. Daday	1448 Colesville Road, Bethlehem, PA	Director	35,474	(9)	0.48%

John G. Englesson	5341 Aberdene Street, Center Valley, PA	Director	95,333	(10)	1.29%

M. Bernadette Holland	505 Edgeboro Blvd, Bethlehem, PA	Director	104,484	(11)	1.41%

Bernard M. Lesavoy	3581 Sturbridge Place, Allentown, PA	Director	143,224	(12)	1.94%

John C. Pittman	2874 Buena Vista Drive, Bath PA	Director	364,138	(13)	4.92%

John T. Yurconic	3037 Fairfield Drive, Allentown, PA	Director	17,374	(14)	0.23%

		Total	2,628,330		35.53%

Beneficial Ownership of Principal Holders, Directors (current and nominated) and Executive Officers (continued)

*  The shares "Beneficially owned" may include shares owned by or for, among others, the spouse and/or minor children of the individuals and any other relative who has the same home as such individuals, as well as shares proportionately owned through Red Bird Associates, LLC, a real estate holding company owned by the indicated Directors and Ms. Hunsicker.

** The percentage ownership of beneficially owned shares of common stock include total common stock outstanding and total outstanding options currently exercisable.

(1) Includes 155,320 shares held in a revocable trust, 218,781 shares held as trustee of the Family Trust under spouse's revocable trust, and 3,895 shares held in a Family Foundation. Also includes 2,830 shares which may be acquired by the exercise of vested stock options.
(2) Includes 44,397 shares held by spouse, 188 shares held jointly with son, and 618 shares held by Red Bird Associates. Also includes  65,020 shares which may be acquired by the exercise of vested stock options.
(3) Includes 51 shares held jointly with spouse, 51 shares held as custodian under UGMA, and 40 shares held by Red Bird Associates. Also includes 31,664 shares which may be acquired by the exercise of vested stock options.
(4) Includes 1,405 shares held jointly with spouse.  Also inculdes 12,819 shares which may be acquired by the exercise of vested stock options.
(5) Includes 2,543 shares held by Red Bird Associates.
(6) All Shares held individually.
(7) Includes 102,440 shares that are pledged as security for a loan by Harleysville National Bank, and 95,000 shares that are pledged as security for a loan by Mr. Gates. Also includes 4,939 shares which may be acquired by the exercise of vested stock options.
(8) Includes 5,276 shares held by spouse, 11,864 shares held as custodian under UGMA, and 206 shares held by Red Bird Associates. Also includes 4,939 shares which may be acquired by the exercise of vested stock options.
(9) Includes 29,990 shares held jointly with spouse and 545 shares held by Red Bird Associates. Also includes 4,939 shares which may be acquired by the exercise of vested stock options.
(10) Includes 3,516 shares held by spouse and  2,753 shares held by spouse as custodian under UGMA. Also includes 4,939 shares which may be acquired by the exercise of vested stock options.
(11) Includes 48,541 shares held by spouse and 4,203 shares held by spouse as custodian under UGMA. Also includes 2,830 shares which may be acquired by the exercise of vested stock options.
(12) Includes 70,068 shares held jointly with spouse, 2,564 shares held by spouse, 21,969 held as custodian under UGMA, and 412 shares held by Red Bird Associates.  Also includes 4,939 shares which may be acquired by the exercise of vested stock options.
(13) Includes 5,555 shares held by spouse, 150 shares held by spouse as custodian under UGMA, and 618 shares held by Red Bird Associates. Also includes 4,939 shares which may be acquired by the exercise of vested stock options.
(14) All Shares held jointly with spouse.

EXECUTIVE OFFICERS

The following paragraphs identify each of the Executive Officers of the Company and the Bank, their age as of May 13, 2011, the position they currently hold and their professional experience.

David M. Lobach, Jr., 61
See profile set forth above under the heading “Class 3 Directors”.

Judith A. Hunsicker, 50
Ms. Hunsicker is the Sr. Executive Vice President and Chief Operating and Financial Officer of the Company and the Bank, serving in such capacity since the organization of the respective entities in 2008 and 2001, respectively. She began her banking career in 1980.  Prior to joining the Company, she was most recently a member of the senior management team of Lafayette Ambassador Bank and formerly Vice President and Chief Financial Officer of Ambassador Bank.  Prior thereto, she was an Assistant Vice President/Commercial Services at First Valley Bank.  She is a Member of the Home Ownership Counseling Program of the Community Action Committee of the Lehigh Valley, the Lehigh Valley Coalition of Affordable Housing, and the Lehigh Valley CRA Officers Group.  She serves as an officer and Board Member for the Neighborhood Housing Services of the Lehigh Valley, the Lehigh Valley Community Land Trust, Community Lenders Community Development Corporation and Skills, USA Lehigh Valley Council.  She was previously a board member or volunteer with such organizations as the YMCA, New Bethany Ministries, Minsi Trails Council of the Boy Scouts of America, and Junior Achievement of the Lehigh Valley.

James A. Bartholomew, 57
Mr. Bartholomew serves as Executive Vice President of the Company and the Bank, as well as Senior Lending Officer of the Bank.  He began his banking career in 1974.  Prior to joining the Bank at its inception on November, 2001, he was a Senior Vice President and Territory Sales Manager with PNC Bank (1992 to 2001), a Division Manager of Bank of Pennsylvania (1989 to 1992) and held various positions leading to Vice President at First Valley Bank (1974 to 1989).  He was formerly Chairman of the Board of Lehigh Valley Economic Development Corporation and presently serves on their Board of Directors.  He has previously served as a Foundation Board Member at Bethlehem Catholic High School and Northampton Community College. He also served on the boards of the Allentown Boys Club, Hispanic American Organization and Allentown Economic Development Corporation.

EXECUTIVE COMPENSATION

The table below sets forth the compensation awarded to, earned by, or paid to each of the Executive Officers for the year ended December 31, 2010 and the prior fiscal year. While employed, executives are entitled to base salary, participation in the executive compensation programs identified below, and other benefits common to all employees of the Bank.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)

David M. Lobach	2010	$354,860	$75,000	$-	$191,546	$23,500	$644,906
CEO, President and	2009	$333,854	$65,000	-	$172,676	$22,733	594,263
Chairman

Judith A. Hunsicker	2010	$238,205	$50,000	$-	$31,702	$9,346	$329,252
COO, CFO and	2009	$224,187	$45,000	-	$25,701	$8,984	303,872
Senior Executive VP

James R. Bartholomew	2010	$184,260	$30,000	$-	$37,558	$3,428	$255,246
EVP & SLO	2009	$175,779	$27,000	-	$29,183	$3,218	235,179

(1)  Includes Deferred Salary Savings Plan (401 (k)) company matching contributions, life insurance premiums, vehicle allowance, and personal use of company vehicle.

The current salaries of the executive officers are: Mr. Lobach $379,700; Ms. Hunsicker $254,879 and Mr. Bartholomew $197,148.

In 2003, the Bank adopted a 401(k) Plan for all of its employees, including the above named Executive Officers.  The Plan provides that the Bank will contribute 50% of the contribution made by each employee, with the Bank’s contribution not to exceed 4% of compensation.  The Bank’s contribution to each of the Executive Officers is included in the table above in the column titled “All Other Compensation”.

In addition to the above described compensation, Executive Officers of the Company, as well as all other employees of the Company and the Bank, receive a benefit package consisting of hospitalization and health insurance coverage, optical and dental coverage, disability benefits and life insurance in the amount of two times annual salary in the event of death while employed. The Executive Officers each have employment agreements and Supplement Executive Retirement Plans, as outlined below under “Agreements with Executive Officers,” and are eligible to participate in the Company’s Option Plan and Stock Incentive Plan, described below.

The following table sets forth information concerning the grant and exercise of stock options awarded to the Company’s Executive Officers.  Stock options were not awarded from 2006 through 2010. There have been no unearned equity incentive plan option awards since the Company's inception.

Outstanding Equity Awards at Fiscal Year End
As of 12-31-10

		Option Awards

Name and Principal Position	Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

David M. Lobach	2005	12,799	-	$10.00	12/29/14
CEO, President and	2004	12,107	-	6.40	12/31/13
Chairman	2003	8,944	-	3.91	12/31/12
	2003	5,062	-	3.91	09/19/12
	2002	8,179	-	3.91	12/31/11
	2002	17,929	-	2.84	05/17/11
	Total	65,020	-	$5.28

Judith A. Hunsicker	2005	8,640	-	$10.00	12/29/14
COO, CFO and	2004	7,545	-	6.40	12/31/13
Senior Executive VP	2003	6,132	-	3.91	12/31/12
	2003	3,655	-	3.91	09/19/12
	2002	5,692	-	3.91	12/31/11
	Total	31,664	-	$6.17

James R. Bartholomew	2005	4,500	-	$10.00	12/29/14
Executive Vice President	2004	3,750	-	6.40	12/31/13
& SLO	2003	2,250	-	3.91	09/19/12
	2002	2,319	-	3.91	10/18/11
	Total	12,819	-	$6.78

The Company does not currently have any non-qualified contributory deferred compensation plans available to the Executive Officers.

AGREEMENTS WITH EXECUTIVE OFFICERS

Employment Agreements.

The Bank has an Employment Agreement, dated January 2006 and amended November 2010, with David M. Lobach, Jr., who is Chairman, President and Chief Executive Officer of the Company and the Bank. The agreement provides for perpetual employment until Mr. Lobach reaches the age of seventy, unless terminated for “cause” or otherwise as outlined in the agreement.  Mr. Lobach currently receives an annual salary of $379,700, plus a bonus which shall not exceed 30% of his salary, as may be awarded by the Board of Directors.  Mr. Lobach’s salary may be adjusted as mutually agreed by Mr. Lobach and the Bank. Mr. Lobach’s contract further provides for the potential annual award of stock options with market value of not less than 30% of his salary. Mr. Lobach’s contract also provides that in the event his employment terminates as a result of a change in control of the Company or Bank, he will receive 500% of his base salary and bonus in five annual payments and his health and other fringe benefits shall be continued for five years, in exchange for restrictive covenants which prohibit him from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

The Bank has an Employment Agreement, dated January 2006 and amended November 2010, with Judith A. Hunsicker, who is Sr. Executive Vice President, Chief Operating and Financial Officer of the Company and the Bank. The agreement provides for perpetual employment until Ms. Hunsicker reaches the age of seventy, unless terminated for “cause” or otherwise as outlined in the agreement.  Ms. Hunsicker currently receives an annual salary of $254,879, plus a bonus which shall not exceed 30% of her salary, as may be awarded by the Board of Directors.  Ms. Hunsicker’s salary may be adjusted as mutually agreed by Ms. Hunsicker and the Bank. Ms. Hunsicker’s contract further provides for the potential annual award of stock options with market value of not less than 30% of her salary. Ms. Hunsicker’s contract also provides that in the event her employment terminates as a result of a change in control of the Company or Bank, she will receive 500% of her base salary and bonus in five annual payments and her health and other fringe benefits shall be continued for five years, in exchange for restrictive covenants which prohibit her from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

The Bank has an Employment Agreement, dated February 2009 and amended November 2010, with Mr. Bartholomew, who is Executive Vice President of Commercial Lending. The agreement provides for a three year term with successive one year extensions, and at such salary and bonuses as shall be agreed by Mr. Bartholomew and the Bank. Mr. Bartholomew currently receives an annual salary of $197,148 and a bonus as may be awarded by the Board of Directors. Mr. Bartholomew’s contract also provides that in the event his employment terminates as a result of a change in control of the Company or Bank, he will receive 300% of his base salary in a lump sum and his health and other fringe benefits shall be continued for one year, in exchange for restrictive covenants which prohibit him from entering into business relationships which infringe on the operation of the Bank.  See “Change in Control Provisions” below.

Mr. Lobach and Ms. Hunsicker’s employment agreements are automatically renewed, in perpetuity, until the age of 70, unless (1) earlier terminated by the Bank for cause, (2) by voluntary resignation or disability of the executive, (3) upon written notice from the Board of Directors for any other reason, with such termination effective five years from the date of notice, or (4) under the change in control provisions discussed below. Mr. Bartholomew’s employment agreement is for a three year term beginning February 2009, and thereafter automatically continues such that there is never less than three years remaining in the agreement, unless terminated upon prior notice.

Because potential payments to be made to the foregoing executives in connection with a change in control of the Company would subject the executives to a 20% excise tax as a golden parachute, the executives will be entitled to receive an additional gross up payment under the employment agreements equal to the total excise tax imposed. In the event such payments are made, the Internal Revenue Code and regulations promulgated thereunder provide that the golden parachute payment and tax gross up payment would not be deductible by the Company.

Supplemental Executive Retirement Plans.

The Bank has entered into Supplemental Executive Retirement Plan agreements (“SERPs”) with Mr. Lobach which provide for the payment of benefits upon retirement.  Benefits accrue through a normal retirement age of 65.  Currently, the SERPs provide for the Bank’s annual payment of $190,000 to Mr. Lobach, of which $140,000 in benefits accrue through a normal retirement age of 65 and $50,000  in benefits accrue through a normal retirement age of 70, and are payable upon retirement after the he reaches the specified normal retirement age.  Lesser benefits are provided for retirement prior to the specified normal retirement age.

The Bank has also entered into Supplemental Executive Retirement Plan agreements (“SERPs”) with Ms. Hunsicker and Mr. Bartholomew, which provide for the payment of benefits upon retirement.  Benefits accrue through a normal retirement age of 65.  Currently, the SERPs provide for the Bank’s annual payment of $150,000 to Ms. Hunsicker; and $85,000 to Mr. Bartholomew, payable upon retirement after the individual reaches age 65. Lesser benefits are provided for retirement prior to age 65.

Change in Control Provisions.

The aforementioned employment agreements and SERPs with Executive Officers all include change-in-control clauses which are designed to (1) assure the continuity of executive management during a threatened takeover; and (2) ensure executive management is able to objectively evaluate any change in control proposal and act in the best interests of shareholders during a possible acquisition, merger or combination. The Bank designed the agreements to be part of a competitive compensation package, thereby aiding in attracting and retaining top quality executives.

For purposes of the employment agreements and SERPs, “change in control” is defined to mean a change in the ownership or effective control of the Bank or the Company, as described in Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended.

With respect to Mr. Lobach and Ms. Hunsicker’s employment agreements, the executive is entitled to certain benefits if, at any time within two years after the change in control, any of the following triggering events occurs: (1) employment is terminated by the Bank for any reason other than cause or disability of the executive; (2) employment is terminated by the executive for his/her reason. When a triggering event occurs following a change in control, Mr. Lobach and Ms. Hunsicker would be entitled to five times the sum of the executive’s annual base salary plus bonus, payable in five annual installments beginning on the effective date of resignation or termination, as well as health and other fringe benefits for a period of five years.

With respect to Mr. Bartholomew’s employment agreement, the executive is entitled to certain benefits if, at any time within one year after the change in control, any of the following triggering events occurs: (1) if he is discharged or resigns because the duties, position or title are materially changed, or (2) if he is relocated 50 miles beyond Routes 512 & 22 in Bethlehem, PA. When a triggering event occurs following a change in control, Mr. Bartholomew would be entitled to receive three times the sum of the executive’s annual base salary in one lump sum, payable within one year following the effective date of resignation or termination. Mr. Bartholomew would also receive health and other fringe benefits for one year.

With respect to the SERP’s, if the Executive Officer’s employment with the Bank is involuntarily terminated within two years after a “Change in Control” (as defined above) of the Company, payment thereunder will commence immediately in an amount equal to the amount which would have been payable as though the executive retired from service with the Bank upon attaining Normal Retirement Age.

If the Executive Officer is determined to be a “specified employee” (as defined in Section 409A of the Internal Revenue Code of 1986, as amended), payments to such Officer pursuant to the employment agreements and SERPs, other than payments qualifying as short term deferrals or an exempt separation pay arrangement under Section 409A, shall not begin earlier than the first day of the seventh month after the date of termination.

EMBASSY BANCORP, INC. EQUITY PLANS

STOCK OPTION PLAN

In connection with the reorganization of the Bank into a holding company structure, the Company assumed the Bank’s 2001 Stock Option Plan, which was renamed the Embassy Bancorp, Inc. Option Plan (the “Option Plan”). The Option Plan authorizes the Board of Directors to grant options to officers, other employees and directors of the Company. As of April 18, 2011, the aggregate number of shares available for issuance under the Option Plan, as adjusted to reflect stock splits declared by the Bank’s Board of Directors and an increase in the number of shares subject to the Option Plan approved by the Bank’s shareholder prior to reorganization, is 670,725. All options granted under the Option Plan are granted at fair market value on the date of grant and for terms of up to ten (10) years.  The purpose of the Option Plan is to enable the Company to attract and retain qualified persons as directors, officers and employees of the Company.  For their services and efforts in organizing the Bank during the 15 month period prior to its opening for business and in consideration of the “risk” subscriptions by the original founding Directors to cover the organizational and pre-opening expenses of the Bank, each of the founding Directors was issued nine-year options under the Option Plan, including Mr. Lobach.  In addition, each non-employee Director, with the exception of Mr. Yurconic, received the following additional options for his or her services as such and for his or her services on the various committees of the Board:

Year	Number of Options	Exercise Price ($)
2003	2,109	3.91
2004	1,405	6.40
2005	1,425	10.00

The remaining options held by the Directors, other than Mr. Lobach (see the above table titled “Outstanding Equity Awards at Fiscal Year End” for information pertaining to Mr. Lobach), are exercisable at a weighted average price of $6.67 per share. The total number of options currently outstanding and exercisable and held by each Director is included in the table above titled “Beneficial Ownership of Principal Owners, Directors (current and nominated) and Executive Officers”. In addition to the options held by Directors and Executive Officers of the Company, options have been granted to various employees of the Company under the terms and for the purposes set forth in the Option Plan. In total, options for the purchase of 239,973 shares are outstanding at April 18, 2011 under the Option Plan at a weighted average exercise price of $6.30 per share.

No options were granted under the Option Plan in from 2006 through 2010.

STOCK INCENTIVE PLAN

At the Company’s annual meeting on June 16, 2010, the shareholders approved the Embassy Bancorp, Inc. 2010 Stock Incentive Plan (the “S.I.P”.).  The S.I.P. authorizes the Board of Directors, or a committee authorized by the Board of Directors, to grant a stock award to (i) designated officers (including officers who are directors) and other designated employees at the Company and its subsidiaries, and (ii) non-employee members of the Board of Directors and advisors and consultants to the Company and its subsidiaries.  The Board of Directors believes that the S.I.P. will cause the designated participants to contribute materially to the growth of the Company.   Awards issued under the S.I.P. may take the form of incentive stock options as provided in Section 422 of the Internal Revenue Code of 1986, non-qualified stock options, stock appreciation rights, restricted stock and deferred stock awards.  The terms of the awards, including the vesting schedule, if any, will be determined by the Board (or committee) at the time of grant.  All awards granted under the S.I.P. will not have a term in which the option may be exercised that is more than ten years from the time the award is granted.

As of April 18, 2011, the aggregate number of shares available for issuance under the S.I.P. is 500,000.  The S.I.P. plan provides for appropriate adjustments in the number and kind of shares available for issuance thereunder in order to avoid dilution in the event of merger, stock splits, stock dividends or other changes in the capitalization of the Company.  The S.I.P. expires on June 15, 2020. No awards were granted under the S.I.P during 2010.

Awards issued under The Option Plan and S.I.P. vest automatically upon a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors of the Company has instituted a policy in connection with extensions of credit by the Bank to any director, officer or employee of the Company or Bank, or to any business entity in which a Director, officer or employee of the Company or Bank has a direct or indirect interest.  These extensions of credit shall only be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and in the opinion of management do not involve more than the normal risk of collection or present other unfavorable features.  At December 31, 2010, total loans and commitments of approximately $2.4 million were outstanding to our Executive Officers, Directors, and their affiliated businesses, which represented approximately 6.5% of our shareholders’ equity at such date.

In January 2003, an investment group comprised of related parties of the Company, including Mr. Lobach, Ms. Hunsicker and each Director of the Company, with the exception of Messrs. Gates, Yurconic, and Ms. Holland, formed Red Bird Associates, LLC (“Red Bird”) for purposes of purchasing the office building in which the principal offices of the Bank and Company are located. Retiring Director Frank Banko owns 45% of Red Bird, while Directors Brew and Englesson divested their ownership in Red Bird in 2009 and 2011, respectively.

Red Bird purchased the property subject to the existing leases of all tenants occupying space in the building, including the Bank.  The previous owner of the building was unrelated to the Company, the Bank or any of the Directors.  The lease terms for the Bank’s lease were negotiated at arm’s length with the former owner in the year 2000 and are comparable to the terms for similar space in the Lehigh Valley area.  By lease amendment dated January 1, 2005, the Bank leased 4,349 square feet of additional space on the second floor of the building for the remaining term of the existing lease under lease terms comparable to the terms for similar space in the Lehigh Valley area. The investment group received rents for the Gateway Drive location totaling $270,403 during 2010 and the Bank has an outstanding lease commitment to pay $402,589 over the remaining term of the lease.  Red Bird also owns 5,600 shares of Company common stock.

In March 2006, the Bank entered into a lease agreement for 2,918 square feet of first floor office space with Mr. Frank Banko, a retiring Class 1 Director, for the purpose of opening a branch at 925 W. Broad St. in Bethlehem. The Bank obtained a third party evaluation of the market rent for the space and believes that the rental terms are fair, reasonable and comparable to the terms for similar space in the Lehigh Valley area. During 2010, the Bank paid $45,000 to Mr. Banko for rent of the West Broad St., Bethlehem, location and the Bank has an outstanding lease commitment to pay $255,000 over the remaining term of the lease.

Bernard M. Lesavoy, Esquire, serves as a Director of the Company and the Bank and is currently a principal of Lesavoy Butz & Seitz LLC.  Lesavoy Butz & Seitz LLC provides legal services to the Company and the Bank.  In 2010, the Company and the Bank paid $52,146 to Lesavoy Butz & Seitz LLC in consideration for such services.

Pursuant to the Company’s Code of Conduct (Ethics), the Board is responsible for overseeing transactions between the Company and/or the Bank and any of its affiliated parties, including Directors and Executive Officers.  In accordance therewith, each of the foregoing transactions was approved by a majority of the disinterested Directors then in office.  It is the policy of the Company to ensure that transactions with affiliates are conducted at an arm’s length basis.

PROPOSAL NO. 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company has selected ParenteBeard LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2011.  The Board of Directors proposes that the shareholders ratify this selection.  ParenteBeard LLC served as the Company’s independent registered public accounting firm for the 2010 fiscal year.  It is anticipated that a representative of ParenteBeard LLC will attend the annual meeting to answer shareholders’ questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PARENTEBEARD LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2011.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company’s independent registered public accounting firm for the year ended December 31, 2010 was ParenteBeard LLC and such firm is expected to be the Company’s independent registered public accounting firm for the current year.  Representatives of the firm are expected to be present at the shareholder’s meeting for questions and will be given an opportunity to make a statement if they so desire.

FEES PAID TO INDEPENDENT ACCOUNTANTS
Audit Fees and Other Fees

The following fees were paid by the Company to ParenteBeard LLC for services rendered in 2010 and 2009:

	2010	2009
Audit fees (1)	$67,914	$73,549
Audit -related fees(2)	1,500	3,452
Tax fees(3)	8,139	8,384
All other fees (4)	24,000	-

	$101,553	$85,385

(1)
Includes professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in Forms 10-Q and 10-K, or services normally provided in connection with statutory and regulatory filing and engagements, including out-of-pocket expenses.

(2)
Includes assurance and related services reasonably related to the performance of the audit or review of financial statements, including the following:  accounting consultation related to consolidation of new entity.

(3)	Tax fees include the following: preparation of state and federal tax returns, assistance with calculating estimated tax payments, and assistance with tax exempt yield calculation.

(4)	Other fees include assistance in implementing XBRL reporting.

These fees were approved by the Audit Commitee in accordance with the Company’s Audit Committee Charter.

REPORT OF AUDIT COMMITTEE

The Audit Committee met five times during 2010.  The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2010, with the Company’s management.  In addition, the Committee has discussed with ParenteBeard LLC, the Company’s independent registered public accounting firm, the matters required to be discussed with the auditors, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.  The Audit Committee has also received the written disclosures and the letter from ParenteBeard LLC required by PCAOB Rule 3526, and has discussed with ParenteBeard LLC its independence from the Company and its management with regard to all services provided.

The Audit Committee has considered whether the services rendered by ParenteBeard LLC with respect to audit, audit related, tax and other fees are compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended December 31, 2010, be included in the Company’s Annual Report on Form 10- K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

The Audit Committee has adopted an Audit Committee Charter, the current version of which is available on the Company’s website at www.embassybank.com under “Investor Relations.”

March 25, 2011

John P. Brew, Chairman
Geoffrey F. Boyer
John G. Englesson
Bernadette M. Holland
John T. Yurconic

2012 SHAREHOLDER PROPOSALS

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Company’s proxy statement for its 2012 annual meeting of shareholders must deliver the proposal in writing to the Secretary of Embassy Bancorp, Inc. at the Company’s principal executive offices at 100 Gateway Drive, Suite 100, Bethlehem, Pennsylvania, not later than January 17, 2012.  Under Rule 14a-4(c)(1) of the Securities and Exchange Act of 1934, as amended, if any shareholder proposal intended to be presented at the 2011 annual meeting without inclusion in our proxy statement is received at our principal executive offices after March 31, 2011, then a proxy will have the ability to confer discretionary authority to vote on the proposal.

ANNUAL REPORT

The Company’s 2010 Annual Report, which includes Management’s Discussion and Analysis, is being mailed with this Proxy Statement. The Company will provide, without charge, to any shareholder requesting the same in writing, a complete copy of its Annual Report on Form 10-K for 2010, as filed with the Securities and Exchange Commission (“SEC”). Such requests should be directed to Judith A. Hunsicker, Chief Operating Officer, at the address shown on the first page of this Proxy Statement.  The Form 10-K is also available on the SEC website at http://www.sec.gov.

OTHER MATTERS

The Company may pay brokers, nominees, fiduciaries, or other custodians for their reasonable expenses in sending proxy materials to, and obtaining instructions from, persons for whom they hold stock of the Company.  The Company expects to solicit proxies primarily by mail, but directors, officers and employees of the Company may also solicit in person, by telephone, telegraph or telefax.

As of the date of this Proxy Statement, management has no knowledge of any matters to be presented at the meeting other than those referred to above.  If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors
JUDITH A. HUNSICKER, Secretary

REVOCABLE PROXY
EMBASSY BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
JUNE 16, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David M. Lobach, Jr. and Judith A. Hunsicker, or either of them, with full power of substitution, to act as proxies for the undersigned to vote all shares of common stock of Embassy Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the 2011 Annual Meeting of Shareholders to be held at the ArtsQuest Center at SteelStacks located at 101 Founders Way, Bethlehem, Pennsylvania, at 5:30 p.m. E.S.T. on Thursday, June 16, 2011, and at any adjournments or postponements thereof, as follows:

1.   Proposal to elect four directors to Class 1 for a three (3) year term.
  Nominees: Frank Banko III, Geoffrey F. Boyer, John P. Brew Jr. and Robert (“Bert”) P. Daday

☐	FOR all nominees listed herein	☐	WITHHOLD AUTHORITY to vote for all
	(except as withheld)		nominees listed herein

(Instructions: To withhold authority to vote for any individual nominee, strike that nominee’s name appearing above.)

Shareholders may vote cumulatively in the election of directors.  This means that a shareholder may multiply the number of shares held by the number of directors to be elected and cast the total number of votes so obtained for any one candidate or to divide such votes among candidates in any manner the shareholder desires.

☐	Check here if voting cumulatively and write the number of votes cast on the appropriate line(s) below:

Frank Banko III	Geoffrey F. Boyer	John P. Brew Jr.	Robert (“Bert”) P. Daday

2.	Proposal to ratify the selection of ParenteBeard LLC as independent registered public accounting firm.

☐	FOR	☐	AGAINST	☐	ABSTAIN

______ PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED HEREIN. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 16, 2011:

The Proxy Statement, the Notice of Annual Meeting of Shareholders, a form of the Proxy Card and the 2010 Annual Report to Shareholders are available at http://materials.proxyvote.com/290791.

Print Name	(Signature(s) of shareholder)	(Date)

Print Name	(Signature(s) of shareholder)	(Date)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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